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        [PROXICOM LOGO]
        E-business. Our only business.


        PROXICOM AMD COMPAQ GLOBAL SERVICES


        [CLOSE-UP PHOTOS OF PEOPLE AT WORK OMITTED]


        TRANSACTION OVERVIEW
        APRIL 26, 2001


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        * TENDER OFFER STATEMENT


Investors and security holders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer referred to in the press release, when they become available, because they will contain important information. The tender offer statement will be filed by Compaq with the Securities and Exchange Commission (SEC), and the solicitation/recommendation statement will be filed by Proxicom with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Compaq and Proxicom at the SEC's web site at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to Compaq Investor Relations. The solicitation/recommendation statement and such other documents may be obtained by directing such requests to Proxicom Investor Relations.



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     * AGENDA


*   The Vision
*   Strategic Rationale
*   Transaction Terms
*   Overview of Compaq Global Services
*   Benefits to Proxicom
*   Benefits to Compaq Global Services
*   Our Plan
*   Next Steps



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        * THE VISION


The Compaq Global Services / Proxicom combination is a powerful catalyst to advance our shared strategic goals.

* Proxicom's proven track record in web-based strategy and creative design combined with Compaq's engineering strength and market position creates a leading global provider of e-business solutions

* Sharing knowledge and best practices will create immediate and tangible benefits for our customers
    * One-stop shopping for mission critical solutions
    * An enhanced and complementary portfolio of service offerings
    * Exclusive access to Compaq's advanced R&D technologies

* Combination creates even greater shareholder value and employee opportunities than could be achieved on a stand-alone basis



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        * STRATEGIC RATIONALE - WHY PROXICOM?


* People - we are the value, we stay

* Brand - we built it, it has value, it stays

* Strong client relationships and vertical industry knowledge - early pioneer in 1997

* Proven large-scale execution success in e-business

* Integrated strategy, creative design, and technology skills
    * High-end e-strategy skills
    * Award winning creative design capabilities
    * Deep technical skill sets which are cross-platform (both UNIX and MS) and include legacy system integration



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        * STRATEGIC RATIONALE - WHY COMPAQ GLOBAL SERVICES?

* Large customer base and strong existing relationships covering many top targets

* End-to-end solution capability strengthens our offering and opens doors to bigger opportunities

* Deep technical skill sets and large delivery teams add delivery depth

* Extensive technical and professional training which allows our employees to grow

* Global capabilities and operations



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        * TRANSACTION TERMS

* 100% cash - $5.75 per share

* Expected to close within the second quarter, subject to customary closing conditions

* Will be accounted for as a purchase

* Proxicom will become a wholly owned subsidiary of the Compaq Computer Corporation

* Proxicom will retain our brand identity and continue to operate as a practice within Compaq's Professional Services Unit under the name of "Proxicom, a Compaq Global Services company"



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        * OVERVIEW OF COMPAQ COMPUTER CORPORATION

* Traded on NYSE as CPQ

* Fortune 20 ranking in 2000

* $30 billion market capitalization

* $42 billion in revenues in 2000

* 70,000 employees in 207 countries

* A customer and partner of Proxicom's since 2000



                                 [COMPAQ LOGO]



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        * OVERVIEW OF COMPAQ GLOBAL SERVICES

Compaq Global Services delivers worldwide infrastructure and solution design implementation, management, and support services through its Professional and Customer Services units

* $7 billion in revenues in 2000
* 38,000 service professionals
* Services delivered in 207 countries
* Worldwide operations management centers and global service infrastructure
* Proven track record of superior performance

* Professional Services
    * 14,000 professionals
    * $2.7 B revenues
    * Infrastructure and solution design and development

* Customer Services
    * 24,000 professionals
    * $4.3 B revenues
    * High availability management and support operations



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        * BENEFITS TO PROXICOM - STRATEGIC AND FINANCIAL

* Size and scale enables us to more effectively compete with large systems integrators like IBM Global Services and Big Five

* Added resources allow us to accelerate the execution of our growth objectives

* Stability from a global, multi-billion dollar, diversified company

* Business diversification

* Infrastructure in place to support global sales and delivery

* Instant worldwide brand name recognition



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        * BENEFITS TO PROXICOM - INCREASED EMPLOYEE OPPORTUNITIES

* Combination with a larger global enterprise offers greater opportunities for growth and development

* Opportunity for global assignments

* Access to advanced technologies and R&D efforts

* Extensive technical and professional training which allows our employees to grow

* Stock options in Compaq

* Discounts on Compaq products



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        * BENEFITS TO PROXICOM - ADVANTAGES TO CUSTOMERS

* One-stop shopping for mission critical solutions, from infrastructure and network engineering to the creation of the actual user experience

* Proxicom's unique vertical solutions expertise and skilled employee base backed by Compaq's engineering strength and market position

* Enhanced and complementary portfolio of leading-edge e-commerce services and solutions

* Sharing knowledge and best practices between teams will create immediate and tangible benefits

* Access to off-shore development operations



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        * BENEFITS - COMPLEMENTARY SKILLS


                    [GRAPHIC DEPICTING THE FOLLOWING ITEMS]


                                   Development
                                   -----------

                                   Database Design
                                   Back End/Legacy Integration



                                   Operations
                                   ----------

                                   Infrastructure Architecture
                                   Storage
[COMPAQ LOGO]                      Server
                                   Network


                                   Outsourcing


                                                                      TECHNOLOGY


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        * BENEFITS - COMPLEMENTARY SKILLS


                    [GRAPHIC DEPICTING THE FOLLOWING ITEMS]


                                   Development
                                   -----------
[PROXICOM LOGO]         Application Design and Development
                        ----------------------------------

                        Database Design         Database Design

                        Back End/               Back End/
                        Legacy Integration      Legacy Integration



                                   Operations
                                   ----------

[COMPAQ LOGO]                      Infrastructure Architecture
                                   Storage
                                   Server
                                   Network


                                   Outsourcing


                                                                      TECHNOLOGY


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        * BENEFITS - COMPLEMENTARY SKILLS


                    [GRAPHIC DEPICTING THE FOLLOWING ITEMS]


                                   STRATEGY
                                   --------
[PROXICOM LOGO]

             Business Strategy       Business Process     Vertical Expertise

                                      Development
                                      -----------

                            Application Design and Development

                        Database Design         Database Design
                        Back End/               Back End/
                        Legacy Integration      Legacy Integration



                                   Operations
                                   ----------

                                   Infrastructure Architecture
                                   Storage
[COMPAQ LOGO]                      Server
                                   Network


                                   Outsourcing
                                   -----------


                                                                      TECHNOLOGY

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        * BENEFITS - COMPLEMENTARY SKILLS


                    [GRAPHIC DEPICTING THE FOLLOWING ITEMS]


                                   CREATIVE
                                   --------

                                 User Experience

                              Information Architecture
[PROXICOM LOGO]


                                   STRATEGY
                                   --------

             Business Strategy       Business Process     Vertical Expertise

                           Application Design and Devleopment
                           ----------------------------------

                        Database Design         Database Design
                        Back End/               Back End/
                        Legacy Integration      Legacy Integration



                                   Operations
                                   ----------

                                   Infrastructure Architecture
                                   Storage
[COMPAQ LOGO]                      Server
                                   Network


                                   Outsourcing
                                   -----------


                                                                      TECHNOLOGY

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        * BENEFITS - END TO END SOLUTIONS FOR GLOBAL CLIENTS


                    [GRAPHIC DEPICTING THE FOLLOWING ITEMS]


                                    CREATIVE
                                    --------

                                 User Experience

                              Information Architecture


[PROXICOM LOGO]                      STRATEGY
                                     --------

             Business Strategy       Business Process     Vertical Expertise

                           Application Design and Devleopment

                        Database Design         Database Design
                        Back End/               Back End/
                        Legacy Integration      Legacy Integration



                                   Operations
                                   ----------

                                   Infrastructure Architecture
                                   Storage
[COMPAQ LOGO]                      Server
                                   Network


                                   Outsourcing
                                   -----------


                                                                      TECHNOLOGY

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        * BENEFITS TO COMPAQ GLOBAL SERVICES


          * Vertical industry focus and expertise that is unique to the industry

          * Enhanced, expanded and innovative e-commerce services for Compaq Global Services customers

          *   Broadens the offering and value for global 1000 clients

          * Sharing knowledge and best practices that will benefit current and future customers

          * Rapid organic growth of Global Services, a critical driver in Compaq's overall growth strategy

          * Integrated skills that include high end strategy, award winning creative and cross-platform technical capabilities

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        * OUR PLAN - ORGANIZATION STRUCTURE


          *   Same brand - we will maintain our Proxicom name and brand

          * Same leadership - Raul will lead Proxicom as Vice President of Proxicom, A Compaq Global Services company

          * Raul will join the leadership team headed by Jeff Lynn - and help grow Professional Services



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        * PROPOSED ORGANIZATION STRUCTURE



               [CHART DEPICTING PROPOSED ORGANIZATION STRUCTURE]


                                COMPAQ
                                ------
                                   |
                                   |
               |-----------------------------------------|
               |                                         |
               |                                         |
      Manufacturing                                 Sales &
      & Engineering                                 Services
                                                   ---------
                                                        |
                                                        |
                                         |----------------------------|
                                         |                            |
                                         |                            |
                                   Professional                   Customer
                                     Services                     Services
                                     --------
                                         |
                                         |
                                 [PROXICOM LOGO]


        Compaq Global Services



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        * OUR PLAN - GO TO MARKET STRATEGY


          *   Educate our joint sales teams on expanded offerings


          *   Joint sales calls to our top accounts in first 90 days
              * 12 accounts in US
              * 5 target accounts in Europe
              * Each vertical will identify flagship accounts and
                create Strategic Account Plans


          *   We will maintain our vertical practices
              * Close alignment with Compaq to help our verticals grow
              * Relationships to be formed with Compaq's Financial Services and Telecommunications practices



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        * OUR PLAN - EXPANDED SALES OPPORTUNITY


                           [GRAPHIC DEPICTING CLIENTS]



                                                CPQ                 PXCM
                                                ---                 -----

                                                IT GROUP            BUSINESS
                                                CONTACTS            CONTACTS


                                                             CLIENT


COMPAQ CLIENTS
PROXICOM CLIENTS
GLOBAL 1000 CLIENTS



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        * WHAT WILL HAPPEN TO YOUR PXCM STOCK OPTIONS?


        *     All PXCM options will be converted to Compaq options
              * All PXCM options will automatically convert into an economically equivalent value of CPQ options on the date of the deal close. (An Exchange Ratio will be used = PXCM Stock Price/CPQ Stock Price).
              * This includes PXCM options vested and unvested, at all strike prices.
              * Current PXCM vesting and term schedules for converted options will remain.


        * For the PXCM refresh options communicated in March but not yet granted
              * In light of the transaction, there will be no PXCM grants pending the closing. After the closing, it is expected that CPQ options will be granted taking into account the March allocations. We expect that these grants will be at CPQ market prices and subject to the CPQ vesting schedule.

        *     More information on the process will be provided later



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        * EXAMPLES OF PXCM OPTIONS CONVERTED TO CPQ OPTIONS


        *     PXCM options in-the-money, vested or unvested, conversion example
              * Example: PXCM employee holds 3000 PXCM options with a strike price of $4.75.
              * If PXCM price on day of deal close is $5.75, and Compaq price is $17.25, the Exchange Ratio would be $5.75/$17.25 = .333
              * In this example, the employee would receive 3000 x .333 = 1000 Compaq options with a strike price of $4.75/.333 = $14.25.
              *  The new CPQ grant has the same economic value as the old
                 PXCM grant, namely:
                 *  PXCM grant: 3000 x ($5.75 - $4.75) = 3000 x $1 = $3000.
                 *  CPQ grant: 1000 x ($17.25 - $14.25) = 1000 x $3 = $3000


        * PXCM options out-of-the-money, vested or unvested, conversion example. Same formula.
              * Example: PXCM employee holds 3000 PXCM options with a strike price of $20.00.
              * Use same .333 Exchange Ratio. In this example, the employee would receive 3000 x .333 = 1000 Compaq options with a strike price of $20.00/.333 = $60.00.
              * The new CPQ grant has the same economic value as the old PXCM grant, namely:
                 *  PXCM grant: 3000 x ($5.75 - $20.00) = 3000 x
                    ($14.25) = ($42,750)
                 *  CPQ grant: 1000 x ($17.25 - $60.00) = 1000 x
                    ($42.75) = ($42,750)




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        * QUOTE FROM A CLIENT


          * "The combination of Compaq's engineering strength and market position, added to Proxicom's vertical expertise and skilled employee base is a powerful mix. I want one stop shopping for mission critical solutions. That means being able to play at all levels, from infrastructure and network engineering to the creation of the actual user experience. Joining forces with a market leader like Compaq gives Proxicom the scale and resources to extend its relationships with clients who recognize the power of the Internet in their businesses."

              *  John McKinley, EVP and Chief Technology Officer of
                 Merrill Lynch



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        * NEXT STEPS


          *   Interim period until the deal closes
              *  Integration details to be shared as they are available


          *   Senior management will travel to Proxicom offices
              *  Raul Fernandez
              *  Jeff Lynn



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